Exhibit 99.1

Crane & Co., Inc.
and Subsidiaries
Consolidated Financial Statements
December 31, 2016

Crane & Co., Inc. and Subsidiaries
Index
December 31, 2016

Report of Independent Auditors
To the Board of Directors of
Crane & Co., Inc.

We have audited the accompanying consolidated financial statements of Crane & Co., Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, of comprehensive income (loss), of stockholders’ equity and of cash flows for the year then ended.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crane & Co., Inc. and its subsidiaries at December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for goodwill and preferred shares in 2016. Our opinion is not modified with respect to this matter.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

March 24, 2017, except for the changes in the manner in which the Company accounts for goodwill and preferred shares discussed in Note 2 to the consolidated financial statements, as to which the date is March 15, 2018

Crane & Co., Inc. and Subsidiaries
Consolidated Balance Sheet
Year Ended December 31, 2016

2016
Current assets
Current assets
Cash and cash equivalents	$14,093,169
Accounts receivable, net	68,026,912
Inventories, net	75,493,685
Income taxes receivable	520,197
Prepaid expenses and other current assets	8,777,698
Assets held for sale	1,144,096
Total current assets	168,055,757

Property, plant and equipment, net	133,084,502
Securities available for sale, at fair value	3,272,398
Intangible assets, net	38,627,221
Deferred income tax assets	27,571,253
Goodwill	46,880,788
Other assets	522,240
Total assets	$418,014,159

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$9,500,000
Revolving line of credit loan	8,548,297
Accounts payable	37,054,084
Income taxes payable	476,433
Accrued expenses and other current liabilities	24,726,664
Deferred revenues	13,388,044
Total current liabilities	93,693,522
Long-term debt, less current maturities	84,459,117
Deferred compensation, net of current portion	5,697,612
Accrued pension and supplemental pension, net of current portion	22,601,255
Deferred revenues, net of current portion	2,395,860
Postretirement benefits, net of current portion	30,240,123
Other liabilities	923,150
Total liabilities	240,010,639
Series B preferred stock	50,951,041
Commitments and contingencies (Note 12)
Stockholders’ equity
Class A common stock, no par value	4,837,400
Class B common stock, no par value	267,579
Class C common stock, no par value	166,838,345
Additional paid in capital	11,178,505
Accumulated deficit	(56,221,744)
Accumulated other comprehensive income (loss)	152,394
Total stockholders’ equity	127,052,479
Total liabilities, redeemable preferred stock, and stockholders’ equity	$418,014,159

The accompanying notes are an integral part of the Combined Financial Statements

Crane & Co., Inc. and Subsidiaries
Consolidated Statement of Operations
Year Ended December 31, 2016

2016

Sales, net	$394,866,236
Cost of goods sold	276,265,442
Selling, general and administrative expenses	77,539,602
Research and development	7,009,173
(Gain) loss on disposal of long-lived assets	426,443
Income (loss) from operations	33,625,576
Interest expense, net	(12,807,431)
Realized gain on sale of securities and investments, net	118,300
Realized and unrealized losses on foreign exchange	(7,193,892)
Income (loss) from operations before income taxes	13,742,553
Income tax expense (benefit)	(32,699,513)
Net income (loss)	$46,442,066

The accompanying notes are an integral part of the Combined Financial Statements

Crane & Co., Inc. and Subsidiaries
Consolidated Statement of Comprehensive Income (Loss)
Year Ended December 31, 2016

2016
Net income (loss)	$46,442,066
Other comprehensive income (loss), net of tax
Cumulative translation adjustments	437,769
Securities available for sale	3,775
Employee benefit plan adjustments	(1,228,021)
Total other comprehensive income (loss), net of tax	(786,477)
Comprehensive income (loss)	$45,655,589

The accompanying notes are an integral part of the Combined Financial Statements

Crane & Co., Inc. and Subsidiaries
Consolidated Statement of Stockholders’ Equity
Year Ended December 31, 2016

	Class A Nonvoting Common Stock	Class B Voting Common Stock	Class C Voting Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Totals
Balance at December 31, 2015	$4,837,400	$267,579	$166,838,345	$9,848,629	$(90,871,536)	$938,871	$91,859,288
Net income	—	—	—	—	46,442,066	—	46,442,066
Stock-based compensation	—	—	—	1,329,876	—	—	1,329,876
Dividends on Series A preferred stock	—	—	—	—	(5,116,049)	—	(5,116,049)
Dividends on Series B preferred stock	—	—	—	—	(5,654,088)	—	(5,654,088)
Accretion on Series A preferred stock	—	—	—	—	(894,108)	—	(894,108)
Accretion on Series B preferred stock	—	—	—	—	(128,029)	—	(128,029)
Changes in other comprehensive income, net of tax	—	—	—	—	—	(786,477)	(786,477)
Balance at December 31, 2016	$4,837,400	$267,579	$166,838,345	$11,178,505	$(56,221,744)	$152,394	$127,052,479

The accompanying notes are an integral part of the Combined Financial Statements

Crane & Co., Inc. and Subsidiaries
Statement of Cash Flows
December 31, 2016

2016
Cash flows from operating activities
Net income (loss)	$46,442,066
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities
Depreciation and amortization	19,181,306
Amortization of deferred financing costs	4,030,130
Impairment of long-lived assets	300,000
Deferred income tax provision	(33,477,290)
Stock-based compensation	1,329,876
Unrealized losses on foreign currency transactions	5,968,786
(Gain) loss on disposal of long-lived assets	126,443
Realized gain on sale of securities and investments, net	(118,300)
Changes in assets and liabilities
Accounts receivable	(20,994,090)
Inventories	(6,141,564)
Income taxes receivable and payable	203,173
Prepaid expenses and other current assets	(3,659,600)
Other assets	1,714,809
Accounts payable	5,360,016
Accrued expenses and other current liabilities	(9,215,789)
Deferred revenues	9,143,558
Postretirement benefits	(1,924,976)
Net cash provided by (used in) operating activities	18,268,554

Cash flows from investing activities
Purchases of property, plant and equipment	(41,413,830)
Proceeds on disposal of long-lived assets	473,171
Increase in intangible assets	(553,048)
Proceeds from sales and maturities of securities and investments	754,398
Purchases of investment securities	(605,801)
Change in restricted cash	3,665,649
Net cash provided by (used in) investing activities	(37,679,461)

Cash flows from financing activities
Proceeds from long-term debt and revolving line of credit	100,039,668
Payments on long-term debt and revolving line of credit	(68,223,734)
Deferred financing fees paid	(1,795,790)
Repurchase of Series A preferred stock	(43,944,475)
Net cash provided by (used in) financing activities	(13,924,331)
Net increase in cash and cash equivalents	(33,335,238)
Effect of exchange rates on cash and cash equivalents	(55,580)
Cash and cash equivalents, beginning of year	47,483,987
Cash and cash equivalents, end of year	$14,093,169

Crane & Co., Inc. and Subsidiaries
Statement of Cash Flows
December 31, 2016

2016
Supplemental disclosure of cash flow information
Cash paid for interest	$9,402,344
Cash paid for income taxes	574,554
Noncash investing and financing activities
Property, plant, and equipment purchases included in accounts payable	265,850
Preferred A dividends	5,116,049
Preferred B dividends	5,654,088
Preferred A accretion	894,108
Preferred B accretion	128,029

The accompanying notes are an integral part of the Combined Financial Statements

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

1.	Nature of Operations
Crane & Co., Inc. and its subsidiaries (the “Company”) are manufacturers of principally cotton‑based paper products used in the printing of national currencies and passports, as well as developers and producers of security features for currency and passport papers. Manufacturing operations are located in the United States and Sweden (“Crane AB”). National currencies are also printed in Sweden. In September 2016, the Company announced its plans to build a banknote printing facility in Malta (“Crane Malta”) which is expected to be operational in 2018.

2.	Change in Accounting Principles
Effective January 1, 2016, the Company changed accounting principles for goodwill. Prior to 2016, the Company amortized goodwill in accordance with Private Company Standards. The Company has adopted the accounting principle where goodwill is not amortized, but reviewed for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. At each fiscal year-end, the Company performs an impairment analysis of goodwill. The Company may assess its goodwill for impairment initially using a qualitative approach (“step zero”) to determine whether conditions exist to indicate that it is more likely than not the fair value of a reporting unit is less than its carrying value. If management concludes, based upon its assessment of relevant events, facts and circumstances that it is more likely than not that the reporting units carrying value is greater than its fair value, then a quantitative analysis will be performed to determine if there is any impairment. The quantitative assessment for goodwill is a two-step assessment. “Step one” requires comparing the carrying value of a reporting unit, including goodwill, to its fair value using the income approach. The income approach uses a discounted cash flow model, which involves significant estimates and assumptions, including preparation of revenue and profitability growth forecasts, selection of a discount rate, and selection of a terminal year multiple. If the fair value of the respective reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further testing is required. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is to measure the amount of impairment loss, if any. “Step two” compares the implied fair value of goodwill to the carrying amount of goodwill. The implied fair value of goodwill is determined by a hypothetical purchase price allocation using the reporting unit’s fair value as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recorded to write down goodwill to its implied fair value and is recorded as a selling, general and administrative expense within the Company’s consolidated statement of operations and comprehensive income (loss). As of December 31, 2016, the Company had one reporting unit. The Company completed a qualitative goodwill impairment assessment of the recoverability of goodwill and determined that the book value of goodwill at December 31, 2016 was not impaired.
Effective January 1, 2016, the Company changed accounting principles for preferred shares. Prior to 2016, the Company classified Series A and Series B preferred shares within permanent equity and dividends and accretion of issuance costs were charged directly to retained earnings. The Company has adopted the accounting principle where Series A and Series B preferred stock will be classified as Mezzanine Equity.
Following are the impacts to financial statement line items as a result of the change in accounting principles for the periods presented in the accompanying consolidated financial statements:

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Impacted Consolidated Balance Sheet Accounts
	As of December 31, 2016
	As Previously Reported	Adjustments	As adjusted
Deferred income tax assets	33,724,585	(6,153,332)	27,571,253
Goodwill	29,929,459	16,951,329	46,880,788
Total assets	407,216,162	10,797,997	418,014,159
Preferred Series B	50,502,941	(50,502,941)	—
Preferred Series B Mezzanine Equity	—	50,951,041	50,951,041
Additional paid in capital	—	11,178,505	11,178,505
Accumulated deficit	(54,000,170)	(2,221,574)	(56,221,744)
Accumulated other comprehensive income (loss)	(1,240,572)	1,392,966	152,394
Total stockholders’ equity	167,205,523	(40,153,044)	127,052,479
Total liabilities, redeemable preferred stock, and stockholders’ equity	407,216,162	10,797,997	418,014,159

Impacted Consolidated Statement of Operations Accounts
	For the year ended December 31, 2016
	As Previously Reported	Adjustments	As adjusted
Selling, general and administrative expenses	82,227,681	(4,688,079)	77,539,602
Income (loss) from operations	28,937,497	4,688,079	33,625,576
Income (loss) from operations before income taxes	9,054,474	4,688,079	13,742,553
Income tax expense (benefit)	(32,502,926)	(196,587)	(32,699,513)
Net income (loss)	41,557,400	4,884,666	46,442,066

Impacted Consolidated Statement of Stockholders' Equity
	For the year ended December 31, 2016
	As Previously Reported	Adjustments	As adjusted
Series B Preferred Stock	50,502,941	(50,502,941)	—
Additional Paid in Capital	—	11,178,505	11,178,505
Accumulated Deficit	(54,000,170)	(2,221,574)	(56,221,744)
Total Stockholders' Equity	167,205,523	(40,153,044)	127,052,479

Impacted Consolidated Statement of Cash Flows
	For the year ended December 31, 2016
	As Previously Reported	Adjustments	As adjusted
Net income (loss)	41,557,400	4,884,666	46,442,066
Depreciation and amortization	23,869,385	(4,688,079)	19,181,306
Deferred income tax provision	(33,280,703)	(196,587)	(33,477,290)
Net cash provided by (used in) operating activities	18,268,554	—	18,268,554
The Consolidated Statement of Comprehensive Income (loss) was adjusted for the $4,884,666 increase in net income.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

3.	Summary of Significant Accounting Policies
The Company follows accounting principles generally accepted in the United States of America (GAAP). The significant accounting policies described below, together with the notes that follow, are an integral part of the consolidated financial statements.
Preparation of Financial Statements
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements. The more significant estimates include valuation of equity securities, stock‑based compensation, inventory reserves, allowance for doubtful accounts, realization of deferred tax assets, uncertain tax provisions, accruals for self-insured health and welfare benefits, pension and other postretirement benefit liabilities, useful lives and impairments of long-lived assets, environmental remediation reserves, and the fair value of derivative instruments.
Basis of Consolidation
The consolidated financial statements include the accounts of Crane & Co., Inc. and all of its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Basis of Presentation
Certain prior year amounts have been reclassified to conform to the current year presentation.
Recent Accounting Pronouncements - Not Yet Adopted
Restricted Cash
In November 2016, the FASB issued amended guidance to address diversity in the classification and presentation of changes in restricted cash on the statement of cash flows. The amended guidance requires restricted cash and restricted cash equivalents to be classified in the statements of cash flows as cash and cash equivalents. This amended guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, using a retrospective transition method. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.
Income Taxes on Intra-Entity Transfers of Assets
In October 2016, the FASB issued amended guidance related to the recognition of income taxes resulting from intra-entity transfers of assets other than inventory. The guidance requires companies to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Income tax effects of intra-entity transfers of inventory will continue to be deferred until the inventory has been sold to a third party. This amended guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods, using a modified retrospective approach, with the cumulative effect recognized through retained earnings at the date of adoption. Early adoption is permitted. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.
Cash Flow Simplification
In August 2016, the FASB issued amended guidance that clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The amended guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Upon adoption, entities must apply the guidance retrospectively to all periods presented. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.
Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued amended guidance that changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that will replace today’s “incurred loss” model and generally will result in the earlier recognition of allowances for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except that the losses will be recognized as an allowance. This amended guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption for the fiscal year beginning after December 15, 2018 is permitted. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first effective reporting period. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Leases
In February 2016, the FASB issued amended guidance on accounting for leases. The amended guidance requires the recognition of a right-of-use asset and a lease liability for all leases by lessees with the exception of short-term leases and amends disclosure requirements associated with leasing arrangements. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018 using a modified retrospective transition approach. Early adoption is permitted. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.
Revenue Recognition
In May 2014, the FASB issued new accounting guidance related to revenue recognition. This new standard will replace all current U.S. GAAP guidance on this topic and eliminate all current industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB agreed to a one-year deferral of the effective date; the new standard is now effective for reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption of the new revenue standard is permitted; however, entities reporting under U.S. GAAP are not permitted to adopt the standard earlier than the original effective date, which was for years beginning after December 15, 2016. The new standard can be applied either retrospectively to each prior period presented or retrospectively with a cumulative-effect adjustment as of the date of initial application. The Company is currently evaluating the impact the amended guidance will have on its consolidated financial statements and related disclosures.
Intangible Assets
Intangible assets are recorded at cost or fair market value if acquired in a business combination. Intangible assets with finite lives are amortized on a straight-line basis over the estimated useful lives.
Long-Lived Assets
The Company reviews long-lived assets, including finite lived intangible assets, for impairment whenever events or circumstances change such that there is an indication that the carrying amounts may not be recoverable. If the estimated undiscounted cash flows from the use of an asset and its eventual disposition are below its carrying value, then the asset is deemed to be impaired and is written down to its estimated fair value. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
Certain long-lived assets are classified as assets held for sale in accordance with accounting guidance which includes management’s commitment to sell the asset, the asset being available for sale in its present condition, initiation of an active sales program and an expectation to complete the sale within one year. Assets held for sale are recorded at the lower of their carrying value or fair value less costs to sell. At December 31, 2016, impairment charges of $300,000 were recorded related to certain excess real estate properties that the Company is actively selling. These properties are classified as Assets held for sale and are recorded at their fair value of $1,144,000 at December 31, 2016.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits and highly liquid investments with an original maturity of less than 90 days.
Restricted Cash
The Company’s prior credit agreements required it to maintain a certain amount of cash as a collateral deposit against standby letters of credit. There is no such requirement under its current credit agreements.
Revenue Recognition
Revenue is recognized when an arrangement exists, the price is fixed and determinable, collectibility is reasonably assured and risk of loss and title have transferred to the customer, which is typically upon receipt of the product by the customer. These factors are generally determinable at the time of shipment.
Payments received in advance of shipment or in excess of revenue recognized are included in deferred revenues until the product is shipped and title and risk of loss have passed to the customer. At December 31, 2016, deferred revenues of approximately $15,784,000 have been recognized.
Shipping and Handling Costs
Shipping and handling costs are included in cost of goods sold.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Research and Development
Research and development expenses are charged to operations as incurred.
Accounts and Notes Receivable
Accounts receivable are reduced by an allowance for doubtful accounts. The estimated allowance for doubtful accounts is based primarily on specific analysis of accounts and historical write‑off experience. Write-offs are charged against this allowance when it is determined that an account is uncollectible. Changes in the allowance for doubtful accounts during the year ended December 31, 2016 is as follows:

2016
Balance, beginning of year	$165,292
Provision for bad debts	—
Write-offs	(165,292)
Balance, end of year	$—
Inventories
Inventories are stated at the lower of cost or market with cost determined under the last-in, first‑out (“LIFO”) method for 32% of inventories at December 31, 2016, with the remaining inventories determined using the first-in, first-out (“FIFO”) method.
Property, Plant and Equipment
Property, plant and equipment are recorded at cost. Depreciation is computed utilizing the straight‑line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed utilizing the straight-line method over the shorter of the remaining lease term or estimated useful life. The cost and accumulated depreciation and amortization applicable to assets retired or otherwise disposed of are removed from the asset accounts and any gain or loss is included in the consolidated statement of operations. Repairs and maintenance costs are expensed as incurred.
The construction costs of new or refurbished equipment are capitalized and included in construction in progress until completed, at which time depreciation begins. Capitalized interest is recorded as a cost of the asset to which it relates and is amortized over the asset’s estimated useful life.
Deferred Financing Costs
The costs incurred for obtaining financing are deferred on the balance sheet and are amortized to interest expense over the life of the related financing agreements.
In 2016, the Company adopted ASU 2015-03 and ASU 2015-15 that provide accounting guidance on the presentation of debt issue costs and imputation of interest. In conformance with the new rules, the Company has classified the portion of its debt financing costs paid to third parties and the portion of financing costs paid to the lender that relate to the revolving credit facility as other assets. These costs are amortized to interest expense using the straight-line method. The portion of costs paid to third parties and the portion of costs paid to the lender that relate to the term loan facilities are classified as debt discount fees in a contra-debt account. These costs are amortized to interest expense using the effective interest method.
Unamortized finance costs in other assets amounted to $228,000 at December 31, 2016. Unamortized finance costs in the contra-debt account amounted to $1,041,000 at December 31, 2016.
Investment Securities
Short-term marketable securities are carried at cost, which approximates fair value. Investments classified as available-for-sale are carried at estimated fair value with unrealized gains and losses recorded as a component of accumulated other comprehensive income, net of income taxes. Management determines the appropriate classification of its investment in equity securities at the time of purchase and re-evaluates such determination at each balance sheet date. The Company periodically reviews its investments in equity securities for impairment and adjusts these investments to their fair value when a decline in market value is deemed to be other than temporary. If losses on these securities are considered to be other than temporary, the loss is recognized in earnings.
Stock-Based Compensation
The Company accounts for its stock-based compensation based on the fair value of the stock at the grant date. Compensation costs of share-based awards are recognized over the requisite service period of the award on a straight-line basis.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Concentration of Risk
The Company’s major customers are governmental entities, the most significant of which is the United States Bureau of Engraving and Printing (“Bureau”). In 2016, the net sales derived from governmental entities constitute substantially all of the consolidated net sales. Net sales derived from customers located in the United States were approximately 43% of consolidated net sales for 2016. In 2016, there was one foreign customer with 12% and another with 11% of consolidated net sales.
The Company is subject to audits by the Federal government relating to its costs and pricing with respect to its U.S. Government contracts. The paper contract has annual volume minimums that are not specific to any denominations and thus denomination mix can cause volatility in margins which can impact the Company’s results from year to year.
As of December 31, 2016, four customers accounted for 57% of consolidated accounts receivable.
At December 31, 2016, the Company had cash balances at certain financial institutions in excess of insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
Nearly all of Crane AB’s Swedish employees are subject to various collective bargaining arrangements. The collective bargaining arrangements covering these employees expire in March and May of 2017.
Approximately $86,356,000 of the Company’s net assets at December 31, 2016 are located at Crane AB in Sweden, including approximately $742,000 in cash.
Fair Value
The Company recognizes certain financial assets and liabilities at fair value. There is a fair value accounting hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels which distinguish between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). The levels within the hierarchy are described as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3
Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the assets and liabilities fall within the different levels described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Derivative Financial Instruments
The Company recognizes its derivative financial instruments as either assets or liabilities, measures those instruments at fair value, and recognizes the changes in fair value of the derivatives in net income or other comprehensive income, as appropriate.
Self-Insurance
The Company is self-insured for certain losses related to health and welfare and workers compensation claims. Self-insured losses are accrued based upon estimates of the aggregate liability for unpaid and uninsured claims incurred but not reported at the balance sheet date using the Company’s historical experience.
Foreign Currency Translation and Transactions
The financial position and results of operations of Crane AB are measured using the local currency (Swedish Krona) as the functional currency. The financial position and results of operations of Crane Malta are measured using the local currency (Euro) as the functional currency. Assets and liabilities of these subsidiaries are translated into United States dollars at the exchange rates in effect at the applicable balance sheet date. Income and expenses are translated at the average exchange rate during the year. Translation gains and losses are reported in accumulated other comprehensive income (loss) within stockholders’ equity. Net foreign currency transaction losses approximated $(7,194,000) for the year ended December 31, 2016, and are included in the statement of operations. The 2016 net foreign exchange transaction losses includes an unrealized loss for Crane AB of $(6,457,000), related to the re-measurement of US dollar denominated intercompany loans

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

with Crane & Co., Inc. The 2016 net foreign exchange transaction losses also included an unrealized gain of $185,000 for Crane & Co., Inc. related to the re-measurement of a Euro denominated intercompany loan with Crane Malta.
Income Taxes
Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is provided if, in the opinion of management, it is more likely than not that some or all of the deferred tax asset balance will not be recovered.
Income tax accounting guidance prescribes a minimum probability threshold that a tax position be more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of the benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Interest and penalties are recorded as a component of the income tax provision.
Comprehensive Income (Loss)
Accumulated other comprehensive income (loss) consists of the following components, net of tax:

	Foreign Currency Translation	Employee Benefit Plans	Securities Available for Sale	Total Accumulated Other Comprehensive Income (Loss)
December 31, 2015	$2,155,997	$(3,760,364)	$2,543,238	$938,871
Net 2016 changes	437,769	(1,228,021)	3,775	(786,477)
December 31, 2016	$2,593,766	$(4,988,385)	$2,547,013	$152,394

4.	Inventories
Inventories at December 31, 2016 consist of the following:

2016
FIFO cost
Raw materials	$52,413,226
Work in process	11,147,600
Finished products	22,179,625
85,740,451
Excess of FIFO cost over LIFO inventory values	(10,246,766)
$75,493,685

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

5.	Property, Plant and Equipment
Property, plant and equipment consist of the following at December 31, 2016:

	Estimated Useful Lives (in years)	2016
Land and land improvements	—	$3,081,187
Buildings and improvements	40	50,025,328
Machinery and equipment	3–20	284,229,936
Leasehold improvements	*	10,185,625
Construction in progress	—	39,394,241
		386,916,317
Less: Accumulated depreciation and amortization		(253,831,815)
		$133,084,502
*    Lesser of lease term or useful life of the asset
Depreciation expense was approximately $13,700,000 for 2016. Construction in progress includes approximately $28,574,000 of deposits on equipment for Crane Malta.

6.	Intangible Assets
Intangible assets consist of the following at December 31, 2016:

	Estimated Useful Lives (in years)	2016
Patents	17-20	$3,724,248
Developed technology	15	73,731,433
Non-compete agreements	3-5	600,000
Customer relationships	10	4,400,000
Less-accumulated amortization
Patents		(395,376)
Developed technology		(39,313,079)
Non-compete agreements		(600,000)
Customer relationships		(3,520,005)
		$38,627,221
The future amortization related to intangible assets for the years ending December 31 is as follows:

2017	$5,522,258
2018	5,543,957
2019	5,131,478
2020	5,158,321
2021	5,185,205
Thereafter	12,086,002
$38,627,221
Amortization expense was approximately $5,482,000 for the year ended December 31, 2016.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

7.	Goodwill
Goodwill consists of the following at December 31, 2016:

2016
Beginning of year	$46,880,788
Contingent consideration	—
Impairments	—
End of year	$46,880,788

8.	Securities Available-For-Sale
The Company has two rabbi trusts that hold marketable securities for the benefit of participants in the Company’s deferred management incentive compensation and supplemental employee retirement plans. During 2016, the securities held for the deferred management incentive compensation plan were fully paid out to participants. The securities are classified as available for sale, and have market values as of December 31, 2016 as follows:

	Amortized Cost	Unrealized Gains		Unrealized Losses	Market Value
2016			—
Mutual bond funds	$1,188,266	$—		$(50,847)	$1,137,419
Mutual stock funds	1,731,965	346,536		—	2,078,501
Cash and cash equivalents	56,478	—		—	56,478
	$2,976,709	$346,536		$(50,847)	$3,272,398

9.	Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consist of the following at December 31, 2016:

2016
Payroll and other compensation	$14,047,488
Profit-sharing	1,414,071
Supplemental Pension and Postretirement Benefits	2,361,569
Environmental remediation	492,000
Other	6,411,536
$24,726,664

10.	Debt
Credit Agreement
On December 1, 2016, the Company entered into a new Credit Agreement (the “Agreement”) with four banks. The Agreement includes a $95,000,000 term loan, a revolving loan with availability of $25,000,000 and an additional $20,000,000 delayed draw term loan. The new Agreement is collateralized by substantially all of the assets of the Company. The Agreement contains certain financial covenants that are tested on a quarterly basis. Specifically, the Agreement provides for a minimum domestic fixed charge coverage ratio, domestic and consolidated leverage ratios along with limitations on investments, dividends and restricted payments. Interest rates on the term loan are based on the LIBOR or other base reference rates plus an applicable margin. The margin is set based on the Company’s domestic leverage ratio (indebtedness to EBITDA for the last twelve month period). The Agreement matures on December 1, 2021.
Borrowings from the new Agreement of $66,911,000 were used to pay remaining indebtedness under the previous Financing Agreement with a different lender. Approximately $25,883,000 of the borrowings were used for the repurchase of the Series A preferred stock. The remaining portion of the borrowings were used for payment of finance fees related to the Agreement and fees to exit the previous Financing Agreement. As a result of the extinguishment of the prior indebtedness, the Company recorded an extinguishment loss of $3,866,000 in 2016 classified within interest expense, net in the consolidated statement

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

of operations. This loss included the write off of unamortized finance costs under the previous finance agreement of $2,490,000 and fees incurred on the extinguishment of $1,376,000.
In conjunction with the new Agreement, the Company incurred $1,296,000 of deferred financing costs in 2016 that are being amortized to interest expense, net over the life of the Agreement. The deferred financing costs consisted of $231,000 classified in other assets and $1,064,000 classified in a contra-debt account on the consolidated balance sheets.
The previous Financing Agreement entered into on September 29, 2014 included a $70,000,000 term loan and a $15,000,000 line of credit. A prior Amended and Restated Credit Agreement with a different lender covered certain outstanding standby letters of credit.
The previous Financing Agreement required mandatory prepayments in the first two years of the agreement if certain conditions occur including certain asset sales, changes of control and certain defaults. The Company determined that this clause qualified as an embedded derivative and determined the fair value of this derivative to be $838,000 at the date of the Financing Agreement. This amount was recorded as a liability and a contra-debt account on the consolidated balance sheets. This contra-debt was amortized over the term of the two year prepayment period and resulted in a charge to interest expense of approximately $314,000 for the year ended December 31, 2016. There was no embedded derivative liability at December 31, 2016. A credit for the change in fair value of the derivative of $197,000 was recorded within interest expense, net in the consolidated statement of operations as of December 31, 2016.
At December 31, 2016 the Company had approximately $4,228,000 of standby letters of credit outstanding under the new Agreement which decrease the availability under the revolving loan.
Crane AB maintains a collateralized line of credit agreement with a bank for SEK 750,000,000 (approximately $82,000,000) for funding of standby letters of credit. This facility includes a borrowing capacity of SEK 100,000,000 (approximately $10,900,000 at the December 31, 2016 exchange rates). The borrowing capacity is reduced for any outstanding standby letters of credit in excess of SEK 650,000,000. At December 31, 2016, Crane AB had $8,548,000 of outstanding borrowings on its secured line of credit. The interest rate on this line of credit is based on STIBOR plus an applicable margin (2.25% at December 31, 2016). The Company guarantees all obligations under the line of credit agreement. At December 31, 2016, Crane AB had approximately $56,429,000 of standby letters of credit outstanding under this agreement.
At December 31, 2016 long-term debt consisted of the following:

2016
Senior, secured term note dated December 1, 2016, due to four banks for $95,000,000. Quarterly principal payments of $2,375,000 beginning on March 31, 2017 through December 31, 2019 and $3,562,500 from March 31, 2020 through September 30, 2021 with the remaining balance due December 1, 2021; interest payable quarterly (3.19% at December 31, 2016)	$95,000,000
Less: Unamortized debt discount	(1,040,883)
93,959,117
Less: Current maturities net of unamortized debt discount	(9,500,000)
$84,459,117
Aggregate maturities of long-term debt for the years ending December 31, are as follows:

2017	$9,500,000
2018	9,500,000
2019	9,500,000
2020	14,250,000
2021	52,250,000
Total	$95,000,000

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

11.	Fair Value Measurements
The carrying value of cash and cash equivalents accounts receivable and accounts payable approximate fair value based on the short term nature of the accounts and their liquidity.
The carrying amount reported in the consolidated balance sheets as of December 31, 2016 for long‑term debt is approximately $95,000,000. Management has evaluated the terms and conditions of and the cash flows associated with each of the debt agreements and the current market conditions for such instruments. Based on this evaluation, management has estimated the fair value of its long-term debt to be approximately $95,000,000 at December 31, 2016. Considerable judgment is required in interpreting market data to develop estimates of fair value. The fair value estimate presented herein is not necessarily indicative of the amount that the Company or the debt holders could realize in a current market exchange, because there is no active market for the Company’s long-term debt. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value.
The following table provides a summary of the significant financial assets and liabilities that are measured at fair value as of December 31, 2016:

	2016
	Assets	Liabilities
Level 1 - Quoted prices
Mutual bond funds	$1,137,418	$—
Mutual stock funds	2,078,501	—
Totals	$3,215,919	$—

12.	Commitments and Contingencies
U.S. Bureau of Engraving and Printing
On August 19, 2015 the Company entered into a new five-year production contract for banknote paper with the U.S. Bureau of Engraving and Printing. In September 2014, the Company was awarded a five-year contract with the U.S. Bureau of Engraving and Printing for the supply of security technology.
The Company is subject to audits by the Federal government relating to its costs and pricing with respect to its U.S. Government contracts. In the opinion of management, there are no known related contract matters that are expected to have a material impact on the Company’s financial condition, results of operations or cash flows.
Leases
The Company leases certain office premises, office equipment, warehouse and manufacturing space under non-cancelable operating leases, which expire at various dates through 2026.
The minimum future rentals under the Company’s operating leases for the years ending December 31 are as follows:

2017	$7,592,055
2018	7,052,808
2019	2,670,881
2020	2,332,342
2021	2,351,210
Thereafter	10,710,041
Total minimum future rentals	$32,709,337
Total rental expense amounted to approximately $8,484,000 in 2016.
Disputes and Claims
The Company is subject to certain disputes and claims arising in the normal course of its business. It is management’s opinion that the ultimate resolution of such claims and disputes, individually or in the aggregate, will not have a material impact on the Company’s financial position, results of operations or cash flows in the period resolved. In May 2011, the Company was served with a writ of summons alleging infringement of a European patent of a third party. The Company responded in August 2011, alleging the invalidity of the third party’s patent. The Company believes that it has a strong

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

defense and intends to vigorously defend this action and has concluded, based on its experience with similar patent claims in this industry, examination of this matter and discussions with outside counsel, that a potentially material unfavorable outcome is unlikely at this time.
Environmental Remediation
The Company had previously recorded a liability for the estimated remediation costs associated with wastewater sludge lagoons located on property owned by the Company. During 2015, management completed nearly all required remediation of the sludge lagoons and the surrounding area, which resulted in a reversal of approximately $1,719,000 of the existing liability due to changes in actual costs versus estimates, which was recorded as general and administrative expenses in the consolidated statement of operations. The remaining remediation was completed in 2016. There will be required monitoring of the property for approximately the next 30 years. As such the company has recorded approximately $492,000 as a liability to cover such costs.

13.	Income Taxes
The significant components of the (benefit from) provision for income taxes from continuing operations are as follows:

2016
Current
Federal	$306,696
State	471,081
777,777
Deferred
Federal	(25,205,969)
State	(8,271,321)
(33,477,290)
Total income tax expense (benefit)	$(32,699,513)
For the year ended December 31, 2016, the Company’s effective income tax rate differs from the U.S. Federal statutory rate primarily as a result of a decrease in the Company’s valuation allowance, net of state taxes and a permanent difference for nondeductible losses.
Deferred tax assets and (liabilities) arise as a result of temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes and net operating loss carryforwards and tax credits for the jurisdictions in which the Company operates.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

The deferred income tax assets and (liabilities) as of December 31, 2016 are as follows and consistent with the Company’s early adoption of ASU 2015-17 in 2015, all deferred taxes have been presented as non-current on a retrospective basis:

2016
Deferred income tax assets (liabilities), noncurrent
Accounts receivable	$280,975
Management incentive compensation	2,068,240
Vacation and other compensation, including pensions	8,876,291
Inventories	1,359,808
Post retirement benefits	11,709,583
Research and development and other tax credits	6,322,699
Minimum supplemental pension obligation	1,575,648
Federal and state net operating loss carryforwards	6,850,534
Depreciation	(11,806,141)
Depreciation related to Crane AB	(693,568)
Unrealized gains and losses on available for sale securities	(100,451)
Foreign net operating losses	12,034,000
Valuation allowance - foreign	(11,340,432)
Other	434,067
Net deferred income tax assets (liabilities), noncurrent	$27,571,253
Realization of deferred tax assets is dependent upon the generation of future taxable income. Management has evaluated the positive and negative evidence bearing upon the realization of its deferred tax assets. Management has determined that it is more likely than not that the Company will be able to recognize the benefits of federal and state net deferred tax assets and has released the valuation allowance on its net deferred tax assets. This determination was made based upon the Company’s recent profitability, both on a GAAP and tax basis, and upon the company’s projections of future taxable income.
The Company recognizes interest and penalties as a component of income tax expense in the accompanying consolidated statement of operations. At December 31, 2016 the Company had no accrued potential interest and penalties. The current year tax provision includes no provision for interest and penalties.
The Company has U.S. federal and state operating losses of $15,675,000 and $6,081,000, respectively, at December 31, 2016, which expire beginning in 2033 and 2023, respectively. The Company has U.S. federal and state credits of $4,115,000 and $3,396,000, respectively, at December 31, 2016, which expire beginning in 2028 and 2017, respectively.
The Company does not anticipate any material change in its unrecognized tax benefits within the next twelve months.
The Company and its subsidiaries file income tax returns in the United States, Sweden and various state jurisdictions. In the normal course of business, the Company is audited by U.S. federal, state and local tax authorities. With few exceptions, the Company is no longer subject to federal, state or local tax examinations by tax authorities in its major jurisdictions for years before 2011.
During 2016 the Company recognized a net deferred tax asset related to Crane AB for Swedish income tax purposes. The Company has foreign net operating losses of approximately $78,620,000 at December 31, 2016. Crane AB is considered a disregarded entity for U.S. income tax purposes and the results of its operations are included in the consolidated U.S. tax returns of the Company. To the extent that a net deferred tax asset is recognized in Sweden, a corresponding net deferred tax liability is recorded by the Company to reflect the foregone foreign tax credits.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

14.	Employee Benefit and Retirement Plans
The Company sponsors multiple non-contributory pension plans, both qualified and non-qualified. The defined benefit pension plan covers substantially all of its full-time U.S. employees hired on or before June 30, 2007. Employees hired after June 30, 2007 are not eligible to participate in the defined benefit pension plan. Contributions to the qualified defined benefit pension plan are intended to provide not only for benefits attributed to service to date but also for benefits to be earned in the future. The Company’s policy is to fund amounts as required under the Employee Retirement Income Security Act of 1974 or additional amounts as deemed prudent by the Company. The supplemental plan is non-qualified and only covers certain executive employees.
The Company also provides postretirement medical, Medicare supplement, and life insurance benefits that cover substantially all full-time U.S. employees. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company’s pension plans. These benefits are funded primarily through payroll deductions and contributions by the Company.
In 2016, the Pension Plan recorded a settlement charge of $1,872,000 due to a significant number of lump sums that were paid from the Plan to participants who were terminated from the Plan due to the sale of a subsidiary on December 31, 2015.
The following table sets forth the changes in the benefit obligations, the plan assets and the funded status for all of the Company’s defined benefit pension and postretirement plans, as well as the aggregate balance sheet impact:

	Pension Plan	Supplemental Plan		Postretirement Medical Plan
	2016	2016		2016
Change in benefit obligation:			—
Benefit obligation beginning of year	$53,324,000	$4,317,000		$32,107,000
Employer service cost	855,000	23,000		342,000
Interest cost	2,025,000	178,000		1,302,000
Actuarial (gain)/loss	1,810,000	244,000		(21,000)
Plan participants’ contributions	—	—		326,000
Benefits paid from plan assets	(2,110,000)	(201,000)		(1,917,000)
Administrative expenses paid	(43,000)	—		—
Other Adjustments	—	—		119,000
Settlements	(7,517,000)	—		—
Benefit obligation end of year	48,344,000	4,561,000		32,258,000
Change in fair value of plan assets:
Balance at the beginning of the year	33,107,000	—		—
Actual return on plan assets	1,363,000	—		—
Employer contributions	5,160,000	201,000		1,591,000
Plan participants’ contributions	—	—		326,000
Benefits paid	(2,110,000)	(201,000)		(1,917,000)
Administrative expenses paid	(43,000)	—		—
Settlements	(7,517,000)	—		—
Balance at the end of the year	29,960,000	—		—
Funded status end of year	$18,384,000	$4,561,000		$32,258,000
At December 31, 2016, the accumulated benefit obligation of the pension plan was approximately $47,624,000. In 2017, the Company is expected to contribute approximately $1,940,000 to the pension plan. The Company may also be required to contribute $351,000 to the supplemental plan and $2,058,000 to the postretirement plan.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

The following table summarizes the current and noncurrent liabilities for the Company’s pensions and postretirement benefit plans as show in the consolidated balance sheet:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016

Current Liabilities	$—	$344,000	$2,018,000
Noncurrent Liabilities	18,384,000	4,217,000	30,240,000
Net Balance Sheet Liability	$18,384,000	$4,561,000	$32,258,000
The following table summarizes the net (income) loss and prior service cost balances at December 31, in the accumulated other comprehensive (income) loss, before related tax effects, for all of the Company’s pension and postretirement benefit plans:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016

Net loss	$10,355,000	$1,322,000	$7,069,000
Prior service cost/(credit)	38,000	1,000	(9,075,000)
Total amount recognized	$10,393,000	$1,323,000	$(2,006,000)
The following table sets forth the changes in accumulated other comprehensive (income) loss, before tax effects, for all of the Company’s pension and postretirement benefit plans:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016

Balance, beginning of year	$10,720,000	$1,144,000	$(4,081,000)
Amortized out during year:
Net prior service (cost)/credit	(37,000)	(15,000)	2,514,000
Net (loss) gain	(799,000)	(50,000)	(418,000)
Recognized in during year:
Net loss (gain)	2,381,000	244,000	(21,000)
Curtailment and other (gains)/losses	(1,872,000)	—	—
Balance, end of year	$10,393,000	$1,323,000	$(2,006,000)
The estimated net loss and prior service cost for the defined benefit pension plan that will be amortized from accumulated other comprehensive (income) loss into net periodic benefit cost over the next fiscal year are $612,000 and $29,000, respectively. The amounts for the supplemental plan are $60,000 and $1,500, respectively, and the amounts for the postretirement medical plan are $442,000 and ($2,515,000), respectively.
The table below summarizes the weighted average assumptions used to determine the benefit obligations for the Company’s plans:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016
Benefit obligations:
Discount rate	4.00%	4.00%	4.00%
Rate of compensation increase	varies by age	3.50%	N/A

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

The following table summarizes the components of net periodic benefit cost for the Company’s plans for the year ended December 31, 2016:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016
Components of net periodic benefit cost:
Service cost	$855,000	$23,000	$342,000
Interest cost	2,025,000	178,000	1,302,000
Expected return on plan assets	(1,934,000)	—	—
Amortization of prior service costs/(credits)	37,000	15,000	(2,514,000)
Amortization of net loss/(gain)	799,000	50,000	417,000
Settlements	1,872,000	—	—
Net period benefit cost	$3,654,000	$266,000	$(453,000)
The table below summarizes the weighted average assumptions used to determine the net periodic benefit cost for the year ended December 31, 2016:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
	2016	2016	2016
Net periodic benefit cost:
Discount rate	4.25%	4.25%	4.25%
Expected long-term return on plan assets	6.50%	n/a	n/a
Rate of compensation increase	varies by age	3.50%	n/a
The Company’s expected long-term rate of return on plan assets is reviewed at least annually, taking into consideration asset allocation, historical returns on the types of assets held, and the current economic environment.
The Company’s investment strategy for the pension plan is to broadly diversify the investment portfolio across various asset classes. The asset allocation guideline directs that the equity portion of the plan’s assets should not exceed 70% nor be less than 50% of the market value of total plan assets while the fixed income portion should not exceed 35% nor be less than 25% of the market value of total plan assets. Market timing or cash requirements may require use of cash or liquid reserves on a temporary basis and are allowed under the investment guidelines.
Health care cost trend rates for both pre- and post- 65 participants start at 7.5% in 2017 and are expected to reduce gradually to 4.5% in 2023 and remain level thereafter.
The following table presents expected pension, supplemental and postretirement benefit payments:

	Pension Plan	Supplemental Plan	Postretirement Medical Plan
2017	$3,452,000	$351,000	$2,058,000
2018	3,518,000	199,000	2,084,000
2019	3,555,000	196,000	2,121,000
2020	3,646,000	194,000	2,152,000
2021	3,513,000	191,000	2,148,000
2022-2026	16,760,000	3,471,000	10,972,000
Valuation Techniques
There have been no changes in the valuation techniques used during the current period. The Company recognizes certain financial assets and liabilities at fair value. There is a fair value accounting hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels which distinguish between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs).

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Cash and Cash Equivalents
Cash and cash equivalents are valued at cost plus accrued interest, which approximates fair value, and are categorized in Level 1 of the fair value hierarchy.
Mutual Funds
Mutual funds are valued at the net asset value (NAV) of shares held by the Plan at year-end. These securities are categorized in Level 1 as they are actively traded and no valuation adjustments have been applied.
The defined benefit pension plan’s weighted average asset allocations, expressed as a percentage of total plan assets, at December 31, 2016:

2016
Equity securities	61%
Debt securities	30
Other	9
Total	100%
The following table sets forth the trust investments for the defined benefit pension plan measured at fair value as of December 31, 2016:

2016
Level 1 - Quoted prices
Mutual stock funds	$18,326,617
Mutual bond funds	8,892,006
Accrued income	—
Cash and cash equivalents	2,714,239
Total	$29,932,862
Other Retirement Plans
The Company sponsors a retirement savings plan (the “Plan”) which consists of a retirement incentive component in which the Company targets 4% of eligible employees’ annual base salary to the employees 401(k) account based on the Company achieving specific performance goals and a defined contribution 401(k) component that allows eligible employees to contribute, before tax, a portion of their compensation to a 401(k) account, which the Company matches in an amount up to 6% of employee annual base salary.
The Company also provides a cash incentive to employees if the company achieves certain profitability targets.
Total contributions by the Company to the Plan were approximately $3,549,000 for 2016. Contributions were in the form of matching contributions, retirement incentive and cash incentive.
Crane AB participates in two multi-employer pension plans, which cover substantially all of the subsidiary’s work force. The total contribution for these plans was approximately $2,900,000 for 2016.
Incentive Compensation Plans
The Company has a management incentive compensation plan with both short and long-term components, which provide for cash awards to certain senior level management employees based on the achievement of certain financial and operating goals. Payments related to the short-term plan are accrued and paid in a lump sum to the employee in the year following from when the incentive was earned. Payments related to the long-term plan are accrued using the intrinsic value method and paid in a lump sum to the employee in the year following from when the incentive was earned.
In addition, the Company had a deferred compensation plan and a deferred director plan, which provided for deferred awards associated with incentive compensation and directors’ fees. Payments related to the deferred plan are made either in a lump sum or in equal installments over a period not to exceed ten years, at the option of the participant, upon termination of employment or departure from the Board.
The Company paid out approximately $7,431,000 for the year ended December 31, 2016, in connection with such current and deferred plans.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

Compensation expense attributable to the management incentive compensation plan and deferred directors’ plan for the year ended December 31, 2016 was approximately $3,099,000. As of December 31, 2016 the outstanding liability related to the management incentive plan and deferred directors’ plan is approximately $8,780,000.
15.    Mezzanine Equity

	Series A Preferred Stock	Series B Preferred Stock	Totals
Balance at December 31, 2015	$37,934,318	$45,168,924	$83,103,242
Dividends on Series A preferred stock	5,116,049	—	5,116,049
Dividends on Series B preferred stock	—	5,654,088	5,654,088
Accretion on Series A preferred stock	894,108	—	894,108
Accretion on Series B preferred stock	—	128,029	128,029
Repurchase of Series A preferred stock	(43,944,475)	—	(43,944,475)
Balance at December 31, 2016	$—	$50,951,041	$50,951,041

	Authorized	Issued and Outstanding
Series A Preferred stock	3,000	—
Series B Preferred stock	82,353	82,353
The Series A Preferred was recorded net of a discount of $1,964,000. The Series B Preferred was recorded net of a discount of $896,000.
Preferred Stock
The Series A Preferred stock are nonvoting but have the following rights and preferences:
•Dividends
Holders of Series A Preferred stock are entitled to receive, when and if declared by the Board of Directors, cumulative, compounding dividends, accruing at a rate of 14% per annum of the original purchase price, payable in arrears, beginning six months after the issuance date and every six months thereafter. Dividends accumulate whether or not the Company has earnings or profits, whether or not funds are legally available and whether or not dividends are declared. On December 1, 2016, the Company repurchased the outstanding Series A shares for approximately $43,944,000 inclusive of cumulative dividends of approximately $31,229,000. The Series A shares were not retired with this transaction and remain authorized but unissued.
•Liquidation Preference
Upon a liquidity event, as defined, whether voluntary or involuntary, the holders of Series A Preferred stock then outstanding are entitled to be paid out of the assets available for distribution before any payment is made to the holders of common stock, an amount equal to the original purchase price of $5,000 per share plus any accumulated but unpaid dividends on a parity with Series B Preferred.
•Call Rights
The Company has the option to repurchase Series A Preferred stock at a purchase price equal to the Series A Preferred stock liquidation preference.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

The Series B Preferred have the following rights and preferences:

•	Voting
The holders of shares of Series B Preferred stock have voting power equal to an aggregate of 24% of the voting power of the Company, pro rata based on the number of shares of Series B Preferred stock held by each holder.

•	Dividends
Holders of Series B Preferred stock are entitled to receive, when and if declared by the Board of Directors, cumulative, compounding dividends, accruing at a rate of 12% per annum of the original purchase price, payable in arrears, beginning six months after the issuance date and every six months thereafter. Dividends accumulate whether or not the Company has earnings or profits, whether or not funds are legally available and whether or not dividends are declared. As of December 31, 2016 cumulative arrearages on the Preferred Stock Dividends earned and not declared was approximately $16,399,000. This amount is recorded in Accumulated Deficit and in Series B Preferred Stock as Series B Preferred Stock has conversion rights into Class C-5 common stock.

•	Conversion Rights
The Series B Preferred converts into Class C-5 common stock (a) upon an IPO resulting in aggregate gross proceeds to the Company of at least $100 million and a public offering price of at least $882.57 per share, or (b) at any time upon the written consent of the holders of a majority of the Series B Preferred. In addition, each holder of Series B Preferred may elect to convert into Class C-5 common stock at any time. The number of Class C-5 common shares issued upon such a conversion is equal to the original purchase price ($425), plus accrued but unpaid dividends, divided by the original purchase price.

•	Liquidation Preference
Upon a liquidity event, as defined, whether voluntary or involuntary, the holders of Series B Preferred stock then outstanding are entitled to be paid out of the assets available for distribution before any payment is made to the holders of common stock, an amount equal to the greater of (a) the original purchase price of $425 per share plus any accumulated but unpaid dividends on a parity with the Series A Preferred, or (b) the amount the holders of Series B Preferred Stock would have received if such shares had been converted to Series C-5 common shares immediately prior to such liquidity event.

•	Call Rights
The Company has the option to repurchase Series B Preferred stock at a purchase price equal to the Series B Preferred stock liquidation preference at any time after June 30, 2015.

•	Redemption Rights
At any time after June 30, 2020, each holder of Series B Preferred may require the Company to redeem all or a portion of such holder’s Series B Preferred at a price equal to the original purchase price, plus accrued but unpaid dividends.

•	Sale Right
At any time after December 31, 2016, holders of a majority of the outstanding Series B Preferred stock can direct the Company to initiate a sale process.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

16.	Stockholders’ Equity
At December 31, 2016 the Company had the following authorized and outstanding share

	2016
	Authorized	Issued and Outstanding
Common Stock Class A	408,500	175,601
Common Stock Class B	33,500	30,164
Common Stock Class C-1	89,796	89,796
Common Stock Class C-2	44,831	44,831
Common Stock Class C-3	58,334	58,333
Common Stock Class C-4	20,000	19,999
Common Stock Class C-5	210,000	—
The Class C-3 Common Stock was recorded net of a discount of $4,582,000.
Common Stock
The Class A, B, and C-1 through C-5 common stock (together referred to as the Class C Common) have the following rights and preferences:

•	Voting

Class A Common Stock - nonvoting, except as required by law.
The holders of the Class B and C Common stock are entitled to vote on all matters submitted to stockholders for a vote as follows:
Class B Common Stock - the holders of Class B Common stock have voting power equal to an aggregate of 44.2% of the voting power of the Company, pro rata based on the number of shares of Class B Common stock held by each holder.
Class C-1 Common Stock - the holders of Class C-1 Common stock have voting power equal to an aggregate of 20% of the voting power of the Company, pro rata based on the number of shares of Class C-1 Common stock held by each holder.
Class C-2 Common Stock - the holders of shares of Class C-2 Common stock have voting power equal to an aggregate of 6.8% of the voting power of the Company, pro rata based on the number of shares of Class C-2 Common stock held by each holder.
Class C-3 Common Stock - the holders of shares of Class C-3 Common stock have voting power equal to an aggregate of 5% of the voting power of the Company, pro rata based on the number of shares of Class C-3 Common stock held by each holder.
Class C-4 Common Stock - nonvoting, except as required by law.
Class C-5 Common Stock - the holders of shares of Class C-5 Common stock have voting power equal to an aggregate of 24% of the voting power of the Company, pro rata based on the number of shares of Class C-5 Common stock held by each holder.

•	Dividends

Class A, B and C Common stock have equal dividend rights and are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available for distribution.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

•	Liquidation Preference

Upon a liquidity event, as defined, whether voluntary or involuntary, after payment of the Series A and B Preferred liquidation preference, the Company shall make distributions of all remaining cash and other assets of the Company legally available for distribution ratably among the holders of all classes of common stock then outstanding, provided that if the distribution would result in the holders of Class C-1 and Class C-2 Common stock receiving less than $1,005 per share and holders of Class C-3 Common stock receiving less than $600 per share, then the cash and assets of the Company will be distributed ratably among the holders of Class C-1, Class C-2 and Class C-3 Common stock in proportion to the full common stock liquidation preference before any distribution is made to holders of Class A, Class B, Class C-4 or Class C-5 Common stock.

•	Request for Liquidity Event

The holders of a majority of the outstanding Class C Common Stock may request by written notice that the Company effect a liquidity event as defined, at any time after (a) June 30, 2020, if the equity value per share (adjusted for dividends previously paid) as of the end of the most recent fiscal year has not increased by 10% or more on a compounded annual basis from the date of issuance or (b) June 30, 2023. A liquidity event is defined as (1) an initial public offering or (2) a sale of all or substantially all of the Company’s assets or stock, whether by consolidation, merger or otherwise.

17.	Stock-Based Compensation
Stock Options
The Company has stock option agreements, which provide for the issuance to certain executives of incentive and non-qualified stock options, which may expire as much as 15 years from the date of the grant, at prices not less than the fair value on the date of grant. These options are granted in accordance with the executives’ respective option agreements and vest 100% within two to five years from the grant date.
At December 31, 2016, there were 14 current and former executives with non‑qualified stock option agreements, which expire between 2019 and 2026. The weighted average exercise price of outstanding shares was $528 at December 31, 2016.
A summary of changes in the outstanding stock options for the year ended December 31, 2016 is as follows:

Number of Shares
2016
Options outstanding, beginning of year	74,380
Options granted	—
Forfeitures	—
Options outstanding, end of year	74,380
The fair value of granted stock options is estimated at the time of grant using the Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as it is not a public company, and as such, volatility is estimated in accordance with related guidance using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method, as defined in the guidance. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on history and an expectation of the Company paying dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock‑based compensation expense recognized in the consolidated statement of operations in 2016 is based on awards that are ultimately expected to vest.
For the year ended December 31, 2016, the Company recorded stock-based compensation expense of approximately $1,330,000. The compensation expense is included in general and administrative expense in the accompanying consolidated statement of operations. As of December 31, 2016, there was approximately $502,000 of unrecognized compensation expense related to non-vested stock options that is expected to be recognized over the remaining vesting period of three years.

Crane & Co., Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016

A summary of changes in the vested stock options for the year ended December 31, 2016 is as follows:

Number of Shares
2016
Options vested, beginning of year	59,580
Options vested	7,800
Forfeitures	—
Options vested, end of year	67,380
Restricted Stock
The Company has a restricted stock plan under which shares of Class A Common stock have been sold, at no cost, to certain executives of the Company in accordance with their employment agreements. The stock vests pro rata over three years. In the event that the executive ceases to provide services to the Company prior to vesting, the unvested shares held are required to be returned to the Company.
Restricted stock compensation expense calculated under the fair value approach is based on the current stock price at the time of grant as determined by management with the assistance of an independent valuation firm. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the consolidated statement of operations is included in general and administrative expense and is based on awards that are ultimately expected to vest.
For the year ended December 31, 2016, the Company had no stock-based compensation expense related to restricted stock awards.
At December 31, 2016, all shares of issued restricted Class A Common stock were fully vested.
Phantom Units
The Company offers a Directors Phantom Stock Plan. The plan allows for an annual phantom stock amount to be awarded to each director who is not an employee of the Company and who is not designated as a director by a private equity fund or other similar investment entity. This amount is determined by dividing a set amount by the value of a share of Class A common stock at the time of the award. The value of each director’s award is subsequently revalued to fair value on a per share basis at the end of each plan year.
At December 31, 2016, 5,494 phantom units were outstanding and were valued at $289 per share. At December 31, 2016, the outstanding liability related to phantom units was approximately $1,588,000. For the year ending December 31, 2016, share-based compensation expense attributable to phantom units was approximately $503,000. Payments related to the Director’s Phantom Stock Plan, are made in a lump sum upon departing from the board. In 2016 there were no payments made to directors.
18.     Subsequent Events
The Company has performed an evaluation of subsequent events through March 15, 2018, the date these financial statements were available for issuance. On February 14, 2017 the Company entered into a new Syndicated Loan Facility Agreement for €72,000,000 in Malta. The Company expects to borrow funds from the Syndicated Loan Facility to purchase equipment for a new print plant located in Malta. The Company also entered into a new General Banking Loan Facility Agreement on February 14, 2017 that allows for a line of credit of up to €9,000,000. In 2017, the Company expects to enter into a new Building Loan Facility Agreement in the amount of €27,000,000 that will be utilized to finance the construction of the new print plant in Malta.
In 2017, the Company settled a patent infringement case for $2,400,000 that was paid in October 2017.
On January 10, 2018 the Company was sold to Crane Co. for $800 million, net of cash and debt.